UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01	Other Information.

Inpixon (the “Company”) is filing this Current Report on Form 8-K to provide an update on the capitalization of the Company. As of March 5, 2018, the Company has 8,142,791 shares of common stock, par value $0.001 per share (the “Common Stock”), outstanding and 3,223.025 shares of Series 3 Preferred Stock (the “Preferred Stock”) outstanding which are convertible into an aggregate of 1,371,500 shares of Common Stock.

The increase in the total number of shares of Common Stock outstanding results from the issuance of 3,325,968 shares of Common Stock (the “Closing Shares”) and the conversion of 6,961.9502 shares of Preferred Stock into 2,962,532 shares of Common Stock. The Closing Shares and Preferred Stock were originally issued on February 20, 2018 in connection with the closing of the previously announced offering of securities of the Company (the “Offering”) described in the current report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2018 (the “February 15 Report”). The above discussion does not purport to be a complete description of the Offering described in the February 15 Report and is qualified in its entirety by reference to the full text of such report and the exhibits filed thereto, which are incorporated herein by reference.

Following the conversion of all of the shares of Preferred Stock outstanding and without taking into account any shares of Common Stock that may be issued after the date of this Current Report on Form 8-K, the Company will have an aggregate of 9,514,291 shares of Common Stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: March 5, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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